EXHIBIT 5.1

                         May 22, 1997







 (213) 229-7000                                               C 42208-00095



 International Technology Corporation
 23456 Hawthorne Boulevard
 Torrance, California  90505

          Re:  Registration Statement on Form S-8

 Gentlemen:

          We have acted as counsel to International Technology Corporation, a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission (the "Registration Statement") with respect to the registration under the Securities Act of 1933 of 444,767 shares of Common Stock, $.01 par value (the "Shares"), of the Company (the "Common Stock") which have been reserved for issuance pursuant to awards granted and to be granted pursuant to the Company's 1996 Stock Incentive Plan (the "Plan").

          We are familiar with the corporate actions taken and to be taken by the Company in connection with the authorization, issuance and sale of the Shares and have made such other legal and factual inquiries as we deem necessary for the purpose of rendering this opinion.

          We have examined, among other things, the Company's Certificate of Incorporation and Bylaws, the Plan and related agreements in existence as of the date hereof, and records of corporate proceedings and other actions taken, and have been advised by the Company of corporate proceedings and other action proposed to be taken, by the Company in connection with the authorization, issuance and sale of the Shares pursuant to awards granted under the Plan. Based on the foregoing and in reliance thereon, it is our opinion that the Shares, when issued pursuant to awards granted and exercised in accordance with the provisions of the Plan and related agreements, will be legally issued, fully paid and non-assessable.

          The Company is incorporated under the laws of the State of Delaware. We are not admitted to practice in Delaware. However, we are generally familiar with the Delaware General Corporation Law and have made such review thereof as we consider necessary for the purpose of rendering this opinion. Subject to the foregoing, this opinion is limited to Delaware, California and federal law.

International Technology Corporation
May 22, 1997
Page 2


          We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under
Section 7 of the Act or the General Rules and Regulations of the Commission.

                              Very truly yours,

                                        /s/
                              GIBSON, DUNN & CRUTCHER LLP
 KEB/TDS